EXHIBIT 6

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of this 19th day of July, 2004, by and among GTCR Fund VII/A, L.P., a Delaware limited partnership (the “Seller”), and GTCR Co-Invest, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS:

WHEREAS, on July 19, 2004, the Seller purchased 4,250,000 shares of common stock of HomeBanc Corp. (the “Common Stock”); and

WHEREAS, the Seller desires to sell, transfer and assign all right, title and interest in 38,556 shares of the Common Stock, and the Purchaser desires to purchase and accepts the transfer and assignment of 38,556 shares of the Common Stock, in each case on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale of Common Stock. The Seller hereby sells, assigns and transfers to Purchaser, and Purchaser hereby purchases, all of Seller’s right, title and interest in and to 38,556 shares of the Common Stock at a price per share of Common Stock of $7.02 for an aggregate purchase price of $270,663.12(the “Purchase Price”).

2.    Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser as follows:

(a) Ownership. All of the Common Stock being purchased by the Purchaser is owned of record and beneficially by the Seller, and the Seller has good and marketable title to such Common Stock, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever (“Encumbrances”), except for that certain lock-up agreement and certain waiver agreements dated as of the date hereof relating to such Common Stock (the “Agreements”). At the Closing, the Seller shall transfer to the Purchaser good and marketable title to the Common Stock being purchased by the Purchaser, free and clear of all Encumbrances, except for the Agreements.

(b)    Authorization. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

(c)    Conflicts. The execution, delivery and performance of this Agreement by the Seller does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Common Stock being purchased by the Purchaser pursuant to any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Seller is a party or is subject or by which such Common Stock is bound, except for federal and state securities laws.

3.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

(a)    Authorization. The execution and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, and this Agreement when executed and delivered shall constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

(b)    Investment Representations. The Purchaser is purchasing the Common Stock being purchased hereunder for investment purposes and is not purchasing such Common Stock with a view to the public sale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting participation in, or otherwise distributing such Common Stock in violation of any federal or state securities laws. The Purchaser has been given access to all information regarding HomeBanc Corp. that it has requested from the Seller. The Purchaser is capable of evaluating and has evaluated the merits and risks of its purchase of the Common Stock being purchased hereunder and is able to bear the economic risk of its investment in such Common Stock. The Purchaser recognizes that it must bear the economic risk of the investment represented by its purchase of the Common Stock for an indefinite period. The Purchaser understands that the Common Stock being purchased hereunder is subject to transfer restrictions imposed under the Securities Act of 1933 and to the agreements set forth in the Agreements.

4.    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement.

5.    Miscellaneous.

(a)    Binding Agreement; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

(c)    Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean “including without limitation.”

(d)    Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

(e)    Entire Agreement. The schedule identified in this Agreement is incorporated herein by reference. This Agreement contains the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

(g)    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(h)    Delivery by Facsimile. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation of an agreement and each such party forever waives any such defense.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly and properly executed as of the date first written above.

SELLER:

GTCR FUND VIII/A, L.P.

By:	GTCR Partners VII, L.P.

Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.

Its:	General Partner

By:	/S/ EDGAR D. JANNOTTA, JR.

Name:	Edgar D. Jannotta, Jr.

Its:	Principal

PURCHASER:

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.

Its:	General Partner

By:	/S/ EDGAR D. JANNOTTA, JR.

Name:	Edgar D. Jannotta, Jr.

Its:	Principal

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